Exhibit 11


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated January 14, 1998 in the Registration Statement (Form N-1A) and related Prospectus of Buffalo Small Cap Fund, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 under the Securities Act of 1933 (Registration No. 333-40841) and Amendment No. 1 under the Investment Company Act of 1940 (Registration No. 811-08509).


                                            /s/Ernst & Young LLP
                                            Ernst & Young LLP
Kansas City, Missouri
March 6, 1998